Exhibit 4.1

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

Dated as of December 19, 2008

to

INDENTURE

Dated as of December 1, 1991

by and among

PNC FUNDING CORP

Issuer

THE PNC FINANCIAL SERVICES GROUP, INC.

(formerly known as PNC Bank Corp.)

Guarantor

and

THE BANK OF NEW YORK MELLON

(formerly known as The Bank of New York) as successor in interest to JPMorgan Chase

Bank (formerly known as The Chase Manhattan Bank)

Trustee

1.875% Senior Notes due 2011

2.300% Senior Notes due 2012

- i -

- ii -

THIRD SUPPLEMENTAL INDENTURE, dated as of December 19, 2008 (this “Third Supplemental Indenture”), by and among PNC FUNDING CORP, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”), THE PNC FINANCIAL SERVICES GROUP, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the “Guarantor”), as Guarantor, and THE BANK OF NEW YORK MELLON, a New York banking corporation (formerly known as The Bank of New York) as successor in interest to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee under the Original Indenture (as hereinafter defined) (the “Trustee”).

WHEREAS, the Company, the Guarantor and the Trustee have heretofore entered into an indenture, dated as of December 1, 1991, as amended and supplemented by a First Supplemental Indenture, dated as of February 15, 1993, as further amended by a Second Supplemental Indenture dated as of February 15, 2000 (as so amended, the “Original Indenture”);

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented and amended by this Third Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, two new series of Securities designated as its “1.875% Senior Notes due 2011” in the initial aggregate principal amount of $500,000,000 (the “2011 Notes”), which principal amount may be increased from time to time through the issuance of additional 2011 Notes, and the “2.300% Senior Notes due 2012” in the initial aggregate principal amount of $2,000,000,000 (the “2012 Notes” and together with the 2011 Notes, the “Notes”) which principal amount may be increased from time to time through the issuance of additional 2012 Notes;

WHEREAS, Section 9.01 of the Original Indenture provides, among other things, that the Company, when authorized by Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.03 and 3.01 of the Original Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Third Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the form and terms of the Notes and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Third Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

SECTION 101 Defined Terms.

Unless the context otherwise requires, capitalized terms used but not defined herein have the meaning set forth in the Original Indenture. The following additional terms are hereby established for purposes of this Third Supplemental Indenture and shall have the meanings set forth in this Third Supplemental Indenture only for purposes of this Third Supplemental Indenture:

“2011 Notes” has the meaning set forth in the recitals hereto.

“2012 Notes” has the meaning set forth in the recitals hereto.

“Business Day” has the meaning set forth in Section 408.

“Company” has the meaning set forth in the recitals hereto.

“Debt Guarantee Program” has the meaning set forth in Section 403.

“Effective Period” has the meaning set forth in Section 407.

“FDIC” means the Federal Deposit Insurance Corporation, a corporation organized under the laws of the United States.

“Third Supplemental Indenture” has the meaning set forth in the recitals hereto.

“Guarantor” has the meaning set forth in the recitals hereto.

“Holder” means a “Holder” (as defined in the Original Indenture) of the Notes.

“Indenture” has the meaning set forth in the recitals hereto.

“Master Agreement” means the Master Agreement, dated December 16, 2008, as the same may be amended from time to time, by and between the Company, the Guarantor and the FDIC pursuant to which the FDIC agrees to guarantee payments with respect to certain debt securities that are eligible for such guarantee under the Debt Guarantee Program.

“Notes” has the meaning set forth in the recitals hereto.

“Original Indenture” has the meaning set forth in the recitals hereto.

“Representative” has the meaning set forth in Section 404.

“Temporary Liquidity Guarantee Program” means the Temporary Liquidity Guarantee Program established pursuant to 12 C.F.R. Part 370.

“Trustee” has the meaning set forth in the recitals hereto.

ARTICLE II

ESTABLISHMENT OF THE 1.875% SENIOR NOTES DUE 2011

SECTION 201 Establishment and Designation of the 2011 Notes.

Pursuant to the terms hereof and Section 3.01 of the Indenture, the Company hereby establishes a series of Securities known and designated as the “1.875% Senior Notes due 2011”. The 2011 Notes shall be designated Senior Debt Securities.

SECTION 202 Form of the 2011 Notes.

The 2011 Notes shall be issued in the form of one or more Global Securities in substantially the form set forth in Exhibit A hereto.

SECTION 203 Principal Amount of the 2011 Notes.

The 2011 Notes shall have an initial aggregate principal amount of $500,000,000. The Company and the Guarantor may from time to time, without the consent of the Holders of the 2011 Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the 2011 Notes in all respects so as to form a single series with the 2011 Notes.

SECTION 204 Interest Rate, Withholding and Additional Amounts of the 2011 Notes.

Interest on the 2011 Notes will accrue from and including December 22, 2008 and will be payable semi-annually in arrears on June 22 and December 22 of each year, commencing June 22, 2009. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The 2011 Notes shall be subject to tax withholding and the payment of Additional Amounts as defined in the form of the 2011 Note set forth in Exhibit A hereto.

SECTION 205 Redemption of the 2011 Notes.

The 2011 Notes may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the 2011 Notes to be redeemed together with interest accrued to the date fixed for redemption upon the occurrence of the events and in accordance with the obligations set forth in the form of the 2011 Note set forth in Exhibit A hereto. Immediately prior to the giving of any notice of redemption of the 2011 Notes pursuant to this Section 205 and the terms of the 2011 Notes, the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company to so redeem the 2011 Notes have occurred.

SECTION 206 Stated Maturity of the 2011 Notes.

The 2011 Notes shall have a Stated Maturity of June 22, 2011.

SECTION 207 No Sinking Fund.

No sinking fund is provided for the 2011 Notes.

SECTION 208 Paying Agent and Security Registrar.

The Trustee is hereby appointed as initial Paying Agent, Transfer Agent and Security Registrar for the 2011 Notes. The Place of Payment of the 2011 Notes shall be the Corporate Trust Office of the Trustee. If any Paying Agent is appointed, and such Paying Agent is not also serving as the Representative, the Company, the Guarantor and such Paying Agent shall enter into a written agreement requiring the Paying Agent to send a written notice to the Representative within one (1) day of any uncured payment default by the Company or the Guarantor, informing the Representative of such uncured payment default.

SECTION 209 Global Securities; Appointment of Depositary for Global Securities.

The 2011 Notes shall be issued in the form of one or more permanent Global Securities registered in the name of The Depositary Trust Company, which will act as the Depositary, as provided in Section 2.05 of the Indenture. The Global Securities will be deposited with, or on behalf of, the Depositary, or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee. The 2011 Notes will be available for purchase in denominations of $2,000 and integral multiples of $1,000 thereof in book-entry form only, subject to certain exceptions. Beneficial interests in the 2011 Notes represented by each Global Security will be shown on, and transfers thereof will be effected only through, records maintained by such Depositary and its direct and indirect participants.

ARTICLE III

ESTABLISHMENT OF THE 2.300% SENIOR NOTES DUE 2012

SECTION 301 Establishment and Designation of the 2012 Notes.

Pursuant to the terms hereof and Section 3.01 of the Indenture, the Company hereby establishes a series of Securities known and designated as the “2.300% Senior Notes due 2012”. The 2012 Notes shall be designated Senior Debt Securities.

SECTION 302 Form of the 2012 Notes.

The 2012 Notes shall be issued in the form of one or more Global Securities in substantially the form set forth in Exhibit B hereto.

SECTION 303 Principal Amount of the 2012 Notes.

The 2012 Notes shall have an initial aggregate principal amount of $2,000,000,000. The Company and the Guarantor may from time to time, without the consent of the Holders of the

2012 Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the 2012 Notes in all respects so as to form a single series with the 2012 Notes.

SECTION 304 Interest Rate, Withholding and Additional Amounts of the 2012 Notes.

Interest on the 2012 Notes will accrue from and including December 22, 2008 and will be payable semi-annually in arrears on June 22 and December 22 of each year, commencing June 22, 2009. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The 2012 Notes shall be subject to tax withholding and the payment of Additional Amounts as defined in the form of the 2012 Note set forth in Exhibit B hereto.

SECTION 305 Redemption of the 2012 Notes.

The 2012 Notes may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the 2012 Notes to be redeemed together with interest accrued to the date fixed for redemption upon the occurrence of the events and in accordance with the obligations set forth in the form of the 2012 Note set forth in Exhibit B hereto. Immediately prior to the giving of any notice of redemption of the 2012 Notes pursuant to this Section 305 and the terms of the 2012 Notes, the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company to so redeem the 2012 Notes have occurred.

SECTION 306 Stated Maturity of the 2012 Notes.

The 2012 Notes shall have a Stated Maturity of June 22, 2012.

SECTION 307 No Sinking Fund.

No sinking fund is provided for the 2012 Notes.

SECTION 308 Paying Agent and Security Registrar.

The Trustee is hereby appointed as initial Paying Agent, Transfer Agent and Security Registrar for the 2012 Notes. The Place of Payment of the 2012 Notes shall be the Corporate Trust Office of the Trustee. If any Paying Agent is appointed, and such Paying Agent is not also serving as the Representative, the Company, the Guarantor and such Paying Agent shall enter into a written agreement requiring the Paying Agent to send a written notice to the Representative within one (1) day of any uncured payment default by the Company or the Guarantor, informing the Representative of such uncured payment default.

SECTION 309 Global Securities; Appointment of Depositary for Global Securities.

The 2012 Notes shall be issued in the form of one or more permanent Global Securities registered in the name of The Depositary Trust Company, which will act as the Depositary, as provided in Section 2.05 of the Indenture. The Global Securities will be deposited with, or on behalf of, the Depositary, or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee. The 2012 Notes will be available for purchase in denominations of $2,000 and integral multiples of $1,000 thereof in book-entry form only, subject to certain exceptions. Beneficial interests in the 2012 Notes represented by each Global Security will be shown on, and transfers thereof will be effected only through, records maintained by such Depositary and its direct and indirect participants.

ARTICLE IV

FDIC GUARANTEE

SECTION 401 Events of Default and Defaults.

Sections 7.01(a)(1) and 7.01(a)(2) of the Original Indenture shall not apply to the Notes and the following paragraphs shall hereby be inserted with respect to the Notes in lieu thereof:

“(1) default (a) by the Company in the payment of interest, if any, upon the 2011 Notes or the 2012 Notes when such interest becomes due and payable, and continuance of such default for a period of 30 days and (b) by the FDIC in the payment of interest, if any, upon the 2011 Notes or the 2012 Notes in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370); or

(2) default (a) by the Company in the payment of the principal of (including any sinking fund payment or analogous obligation) or premium, if any, on the 2011 Notes or the 2012 Notes as and when the same shall become due and payable either at Maturity, upon redemption, by declaration, or otherwise and (b) by the FDIC in the payment of the principal of (or premium, if any, on) the 2011 Notes or the 2012 Notes in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370).”

SECTION 402 Acceleration of Maturity; Rescission and Annulment.

The first paragraph of Section 7.02 of the Original Indenture shall not apply to the Notes and the following paragraph shall hereby be inserted with respect to the Notes in lieu thereof:

“If an Event of Default specified in Sections 7.01(a)(1) or 7.01(a)(2) occurs with respect to the 2011 Notes or the 2012 Notes and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the 2011 Notes or the 2012 Notes, as the case may be, Outstanding may declare the principal amount, premium, if any, and accrued interest of all of the 2011 Notes or the 2012 Notes, as the case may be, to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount, premium, if any, and accrued interest shall become immediately due and payable.”

SECTION 403 Acknowledgement of the FDIC’s Debt Guarantee Program.

The Company and the Guarantor have not opted out of the Debt Guarantee Program as set forth in 12 C.F.R. Part 370 (the “Debt Guarantee Program”) established by the FDIC under its Temporary Liquidity Guarantee Program.

As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.

The security certificate, note or other instrument evidencing each Note shall bear a legend, upon which the Representative (as defined below) shall be entitled to rely, to the effect that such certificate, note or other instrument is guaranteed by the FDIC under the Debt Guarantee Program.

SECTION 404 The Trustee as Representative of Holders.

The Trustee is hereby designated, and each Holder of the 2011 Notes or the 2012 Notes, as the case may be, by its acceptance of a Note, shall be deemed to have appointed the Trustee, as the duly authorized representative of the Holders for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Representative”). Any Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative (it being understood that such election shall not affect the Trustee’s capacity hereunder except as the representative of such Holder under the Debt Guarantee Program). Each of the Company and the Guarantor hereby authorizes and directs the Representative to take all actions on behalf of the Holders that the Representative is required or empowered to take on behalf of the Holders pursuant to the Debt Guarantee Program. Until instructed by Holders of not less than 25% in aggregate principal amount of the 2011 Notes or the 2012 Notes, as the case may be, the Representative shall have no duty or obligation to take any action which it is empowered but not required to take and shall have no liability or responsibility for failure to do so. For avoidance of doubt, the obligations of the Representative pursuant to Section 412 hereto shall be deemed to be required actions.

SECTION 405 Subrogation.

The FDIC shall be subrogated to all of the rights of the Holders and the Representative under the Notes and the Indenture against the Company and the Guarantor in respect of any amounts paid to the Holders, or for the benefit of the Holders, by the FDIC pursuant to the Debt Guarantee Program.

SECTION 406 Agreement to Execute Assignment upon Guarantee Payment.

The Holders, by acceptance of the 2011 Notes or the 2012 Notes, as the case may be, hereby authorize and direct the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the Holders pursuant to the Debt Guarantee Program, to execute an assignment in the form attached to each Note pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Company or the Guarantor under the 2011 Notes or the 2012 Notes, as the case may be, on behalf of the Holders. Each of the Company and the Guarantor hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of the 2011 Notes or the 2012 Notes, as the case may be, and upon any such assignment, the FDIC shall be deemed the Holder of the 2011 Notes or the 2012 Notes, as the case may be, for all purposes hereof, and each of the Company and the Guarantor hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of the 2011 Notes or the 2012 Notes, as the case may be, and the Indenture as a result of such assignment.

If a Holder has exercised its right not to be represented by the Representative, such Holder, by its acceptance of the 2011 Notes or the 2012 Notes, as the case may be, agrees that, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the Holders pursuant to the Debt Guarantee Program, such Holder shall execute an assignment in the form attached to each Note pursuant to which the Holder shall assign to the FDIC its right to receive any and all payments from the Company or the Guarantor under the Notes and the Indenture.

SECTION 407 Surrender of Senior Unsecured Debt Instrument to the FDIC.

If, at any time on or prior to the expiration of the period during which senior unsecured debt of the Company is guaranteed by the FDIC under the Debt Guarantee Program (the “Effective Period”), payment in full hereunder shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest to such date of payment, the Holder shall, or the Holder shall cause the person or entity in possession to, promptly surrender to the FDIC their Notes or other instrument evidencing such Notes, if any.

SECTION 408 Notice Obligations to FDIC of Payment Default.

If, at any time prior to the earlier of (a) full satisfaction of the payment obligations in respect of the 2011 Notes or the 2012 Notes, or (b) expiration of the Effective Period, the Company or the Guarantor is in default of any payment obligation hereunder, including timely payment of any accrued and unpaid interest on the 2011 Notes or the 2012 Notes, without regard to any cure period, the Representative and the Company covenant and agree that each shall provide written notice to the FDIC within one (1) Business Day of such payment default at the address set forth below, or at such other address or by such other means of delivery as the FDIC may specify from time to time:

The Federal Deposit Insurance Corporation

Deputy Director, Receivership Operations Branch

Division of Resolutions and Receiverships

Attention: Master Agreement

550 17th Street, N.W.

Washington, D.C. 20429

Solely for the purpose of this Section 408, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.

SECTION 409 Ranking.

Any indebtedness of the Company or the Guarantor to the FDIC arising under Section 2.03 of the Master Agreement will constitute a senior unsecured general obligation of the Company, ranking pari passu with the Notes.

SECTION 410 No Event of Default During Time of Timely FDIC Guarantee Payments.

There shall not be deemed to be an Event of Default under the 2011 Notes or the 2012 Notes or the Indenture which would permit or result in the acceleration of amounts due hereunder, if such an Event of Default is due solely to the failure of the Company or the Guarantor to make timely payment hereunder, provided that the FDIC is making timely guarantee payments with respect to the 2011 Notes or the 2012 Notes, as the case may be, in accordance with 12 C.F.R Part 370.

Without limiting the foregoing, under no circumstances shall an Event of Default specified in Sections 7.01(a)(3) or 7.01(a)(4) of the Indenture result in any acceleration of the amounts due under the Notes.

SECTION 411 No Modifications Without FDIC Consent.

Notwithstanding anything to the contrary contained herein, without the express written consent of the FDIC, the Company, the Guarantor and the Trustee agree not to amend, modify, supplement or waive any provision in the Notes or the Indenture that is related to the principal, interest, payment, default or ranking of the indebtedness of the Notes or that is required to be included herein pursuant to the Master Agreement; or any provision herein or therein that would require the consent of each Holder of the 2011 Notes or the 2012 Notes, as the case may be,.

SECTION 412 Demand Obligations to FDIC upon the Company’s Failure to Pay.

On the 30th day after the date the Company defaults in payment of interest on the 2011 Notes or the 2012 Notes which default has not been cured by the Company or the Guarantor by such 30th day, in the case of default in interest, or not later than the day of Maturity, in the case of default in principal of the 2011 Notes or the 2012 Notes, the Representative shall make a demand on behalf of the Holders of the 2011 Notes or the 2012 Notes, as the case may be, to the FDIC for payment on the guaranteed amount under the Debt Guarantee Program. Such demand shall be accompanied by a proof of claim, which shall include evidence in form and content satisfactory to the FDIC, of: (A) the Representative’s financial and organizational capacity to act as Representative; (B) the Representative’s exclusive authority to act on behalf of the Holders of such Notes and its fiduciary responsibility to the Holders of such Notes when acting as such, as established by the terms of the 2011 Notes or the 2012 Notes and the Indenture; (C) the occurrence of a payment default; and (D) the authority to make an assignment of the Holders’ right, title, and interest in the 2011 Notes or the 2012 Notes to the FDIC and to effect the transfer to the FDIC of the Holders’ claim in any insolvency proceeding. Such assignment shall include the right of the FDIC to receive any and all distributions on the 2011 Notes or the 2012 Notes, as the case may be, from the proceeds of the receivership or bankruptcy estate. Any demand under this Section 412 shall be made in writing and directed to the Director, Division of Resolution and Receiverships, Federal Deposit Insurance Corporation, Washington, D.C., and shall include all supporting evidences as provided in this Section 412, and shall certify to the accuracy thereof.

SECTION 413 Certain Rights of the Representative.

Notwithstanding anything herein to the contrary, the rights, benefits and immunities under this Indenture shall apply equally to the Trustee in its capacity as Representative. In addition:

(a)	the Representative shall have no duty or obligation to ensure payment by the FDIC, including, but not limited to, seeking judgment against the FDIC or otherwise for the FDIC’s failure to pay;

(b)	the Representative shall not be subject to, nor be required to interpret or comply with, or determine if any party has complied with the Master Agreement;

(c)	the Representative shall not be liable for any action taken on behalf of a Holder which elects not to be represented by the Representative pursuant to Section 404 hereof prior to the receipt of written notice of such election by the Representative from such Holder;

(d)	at any time when the Paying Agent is not also the Representative hereunder, the Paying Agent shall immediately notify in writing the Representative of any uncured payment default by the Company or the Guarantor. Such notice to the Representative of any uncured payment by the Company or the Guarantor may also be given to the Representative by Holders of not less than 10% in aggregate principal amount of the 2011 Notes or the 2012 Notes, as the case may be. The Representative shall have no duty with respect hereto unless and until it shall have received such written notice;

(e)	the Representative may execute any powers hereunder or perform any duties hereunder, including, but not limited to, the submission of a demand for payment, either directly or by or through agents or attorneys and the Representative shall not be liable for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(f)	if in connection with the submission of a demand for payment to the FDIC, or for any other reason in connection with this Indenture or the Debt Guarantee Program, the Representative believes that any ambiguity or uncertainty exists with respect to any action to be taken under the Indenture, the Representative may seek the advice or opinion of counsel prior to making any such demand for payment or taking any such action unless and until it shall have received such advice or opinion of counsel regarding such matter. The Representative shall be fully protected and shall not be liable to any person or entity for refraining from taking any such action unless and until and the Representative shall have received such advice or opinion of counsel;

it being understood that none of the foregoing provisions or any other provisions contained herein shall be construed to relieve the Representative from liability as provided under the terms of the Indenture.

ARTICLE V

MISCELLANEOUS

SECTION 501 Recitals by Company.

The recitals contained herein are made by the Company and the Guarantor only and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. All of the provisions contained in the Original Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee shall be applicable as fully and with like effect as if set forth herein in full.

SECTION 502 Ratification and Incorporation of Original Indenture.

This Third Supplemental Indenture shall be construed as supplemental to the Original Indenture and shall form a part of it, and the Original Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

SECTION 503 Executed in Counterparts.

This Third Supplemental Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute but one instrument.

SECTION 504 No Undertaking or Representation by the Trustee.

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

SECTION 505 Governing Law.

This Third Supplemental Indenture shall be construed in accordance with and governed by the laws of the jurisdiction which govern the Indenture and its construction.

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[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

[Corporate Seal]		PNC FUNDING CORP,
as Issuer

		By:	/s/ Randall C. King
By:	/s/ George P. Long, III	Name:	Randall C. King
	Secretary	Title:	Senior Vice President

[Corporate Seal]		THE PNC FINICAL SERVICES GROUP, INC., as Guarantor

By:	/s/ George P. Long, III	By:	/s/ Randall C. King
	Secretary	Name:	Randall C. King
		Title:	Senior Vice President

THE BANK OF NEW YORK MELLON,
as Trustee

		By:	/s/ Francine Kincaid
		Name:	Francine Kincaid
		Title:	Vice President

Signature Page to Third Supplemental Indenture

EXHIBIT A

FORM OF 1.875% SENIOR NOTE DUE 2011

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INDENTURE, DATED AS OF DECEMBER 1, 1991, RELATING TO THIS SECURITY, HAS BEEN AMENDED BY A SUPPLEMENTAL INDENTURE, DATED AS OF FEBRUARY 15, 1993, A SECOND SUPPLEMENTAL INDENTURE, DATED AS OF FEBRUARY 15, 2000, AND A THIRD SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 19, 2008.

NEITHER THIS SECURITY NOR THE GUARANTEE INCLUDED HEREIN IS A BANK DEPOSIT OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER INSURER OR GOVERNMENTAL AGENCY. THIS SECURITY IS GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE SUBJECT TO CERTAIN RIGHTS OF THE FDIC, AS AND TO THE EXTENT SET FORTH IN THIS SECURITY AND THE THIRD SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 19, 2008.

PNC FUNDING CORP

1.875% SENIOR NOTES DUE 2011

(the “Security”)

REGISTERED	CUSIP: 69351CAA1
No.	ISIN: US69351CAA18
$

PNC FUNDING CORP, a corporation duly organized and existing under the laws of Pennsylvania (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of              Dollars on June 22, 2011, and to pay interest thereon from and including December 22, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on June 22 and December 22 of each year, commencing June 22, 2009 (each an “Interest Payment Date”) and at maturity, at the rate of 1.875% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium and on any overdue installment of interest. Interest shall accrue from and including December 22, 2008, to, but excluding the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, the next Interest Payment Date or the maturity date, as the case may be. Each of these periods is referred to as an “interest period.” Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, subject to certain exceptions, will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 7 or December 7 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. However, interest payable on the maturity date will be paid to the person to whom the principal will be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner acceptable to the Trustee and not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If an interest payment date or the maturity date for this Security falls on a day that is not a Business Day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding Business Day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the Holder will not be entitled to any further interest or other payments with respect to such postponements.

“Business Day” means any day except a Saturday, a Sunday or a legal holiday in the City of New York or the City of Pittsburgh on which banking institutions are authorized or obligated by law, regulation or executive order to close.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” or “Notes”), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1991, among the Company, PNC Financial Corp (also known as “PNC Bank Corp.” and now known as “The PNC Financial Services Group, Inc.”) (the “Guarantor”) and The Bank of New York Mellon (formerly known as The Bank of New York) as successor in interest to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) as amended by a Supplemental Indenture dated as of February 15, 1993 by and among the Company, the Guarantor and the Trustee, as further amended by a Second Supplemental Indenture dated as of February 15, 2000 by and among the Company, the Guarantor and the Trustee, as further amended by a Third Supplemental Indenture dated as of December 19, 2008 by and among the Company, the Guarantor and the Trustee (the “Third Supplemental Indenture”) (such Indenture as amended being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, initially issued in the aggregate principal amount of $500,000,000, which principal amount may be increased from time to time through the issuance of additional Notes as the Company may determine or as provided for in the Indenture.

If the beneficial owner of this Security is not a United States Alien (as defined below), payments of principal and interest in respect of this Security shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or government charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United States (as defined below) or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law.

If the beneficial owner of this Security is a United States Alien and the Company is required by law to make any such withholding or deduction, the Company will pay all additional amounts that may be necessary so that every Net Payment (as defined below) of the principal of or interest on this Security to such beneficial owner will not be less than the amount provided for in this Security to be then due and payable (“Additional Amounts”); provided, however, that the Company shall have no obligation to pay Additional Amounts for or on account of any one or more of the following:

(i) any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between such beneficial owner (or between a fiduciary, settlor, beneficiary or member of such beneficial owner, if such beneficial owner is an estate, trust or partnership) and the United States (other than the mere receipt of a payment on, or the ownership or holding of, a Security), including because such beneficial owner (or such fiduciary, settlor, beneficiary or member) at any time, for U.S. federal income tax purposes: (a) is or was a citizen or resident, or is or was treated as a resident, of the United States, (b) is or was present in the United States, (c) is or was engaged in a trade or business in the United States, (d) has or had a permanent establishment in the United States, (e) is or was a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, (f) is or was a corporation that accumulates earnings to avoid U.S. federal income tax or (g) is or was a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the U.S. Internal Revenue Code or any successor provision;

(ii) any tax, assessment or governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is made available, whichever occurs later;

(iii) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

(iv) any tax, assessment or other governmental charge imposed solely because such beneficial owner or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or any beneficial owner of this Security, if compliance is required by statute, by regulation of the U.S. Treasury Department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from such tax, assessment or other governmental charge;

(v) any tax, assessment or other governmental charge that can be paid other than by deduction or withholding from a payment on this Security;

(vi) any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular Paying Agent (which term may include the Company) and would not be imposed if made by another Paying Agent (which term may include the Company);

(vii) by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting this Security to another Paying Agent in a Member State of the European Union;

(viii) any tax, assessment or other governmental charge imposed solely because the Holder (1) is a bank purchasing this Security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying this Security for investment purposes only nor (B) buying this Security for resale to a third party that either is not a bank or holding the note for investment purposes only; or

(ix) any combination of the taxes, assessments or other governmental charges described in items (i) through (viii) of this paragraph.

Additional Amounts also will not be paid with respect to any payment of principal of or interest on this Security to any United States Alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of any such payment, to the extent that the Company would not be required to pay Additional Amounts to any beneficiary or settlor of such fiduciary or any member of such a partnership, or to any beneficial owner of the payment, if that Person had been treated as the beneficial owner of this Security for this purpose.

Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Whenever in this Security (or in the Indenture, including in Sections 701(a)(1) and 701(a)(2) thereof, insofar as applicable to this Security) there is a reference, in any context, to the payment of the principal of or interest on this Security, such mention shall be deemed to include mention of any payment of Additional Amounts to United States Aliens in respect of such payment of principal or interest to the extent that, in such context, such Additional Amounts are, were or would be payable in respect thereof. Express mention of the payment of Additional Amounts in this Security shall not be construed as excluding Additional Amounts in the provisions of this Security where such express mention is not made.

This Security may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Security to be redeemed, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws or regulations of any U.S. Taxing Authority (as defined below), or any amendment to or change in any official interpretation or application of such laws or regulations, which amendment or change becomes effective or is announced on or after December 22, 2008, the Company will become obligated to pay, on the next interest payment date, Additional Amounts in respect of this Security. If the Company becomes entitled to redeem this Security, it may do so on any day thereafter pursuant to the Indenture; provided, however, that (1) the Company gives the Holder of this Security notice of such redemption not more than 60 days nor less than 30 days prior to the date fixed for redemption as provided in the Original Indenture, (2) no such notice of redemption may be given earlier than 90 days prior to the next interest payment date on which the Company would be obligated to pay such Additional Amounts and (3) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Immediately prior to the giving of any notice of redemption of this Security pursuant to this paragraph, the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company to so redeem this Security have occurred. Interest installments due on or prior to a Redemption Date will be payable to the Holder of this Security or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.

The term “United States Alien” means any Person who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, or a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from this Security. The term “United

States” means the United States of America (including the states thereof and the District of Columbia), together with the territories, possessions and all other areas subject to the jurisdiction of the United States of America. The term “U.S. Taxing Authority” means the United States of America or any state, other jurisdiction or taxing authority in the United States. The term “Net Amount” means the amount the Company or its Paying Agent pays on this Security after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed with respect to such payment by any U.S. Taxing Authority.

There shall not be deemed to be an Event of Default under this Security which would permit or result in the acceleration of amounts due under this Security, if such an Event of Default is due solely to the failure of the Company to make timely payment on this Security provided that the FDIC is making timely guarantee payments with respect to this Security in accordance with the Debt Guarantee Program (as defined below). Subject to the foregoing, under no circumstances shall an Event of Default specified in Sections 7.01(a)(3) or 7.01(a)(4) of the Indenture result in any acceleration of the amounts due under this Security.

If an Event of Default concerning: (1) default (a) by the Company in the payment of interest, if any, upon any Security of this series when it becomes due and payable and continuance of such default for a period of 30 days and (b) by the FDIC in the payment of interest, if any, upon any Security of this series in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370); or (2) default (a) by the Company in the payment of the principal of (or premium, if any, on) any Security of this series at its Maturity and (b) by the FDIC in the payment of the principal of (or premium, if any, on) any Security of this series in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370) shall occur and is continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

Unless the certificate of authentication hereon has been executed by the Trustee hereinafter referred to, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The indebtedness of the Company evidenced by this Security, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, senior in right of payment to its obligations to Holders of Subordinated Debt Securities and Existing Company Subordinated Indebtedness (each as defined in the Indenture) and shall rank pari passu in right of payment with each other and with Senior Company Indebtedness (as defined in the Indenture), as provided in the Indenture, and each Holder of this Security, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the

Guarantor and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Securities of all series (voting as one class) to be affected by such amendment or modification; provided, however, that the express written consent of the FDIC will be required to amend, modify or waive any provision of this Security or the provisions of the Indenture relating to principal, interest, default or ranking provisions of such Securities; any provisions of this Security or the Indenture required to be included by a “Master Agreement” between the Company and the FDIC relating to the Company’s participation in the “Debt Guarantee Program” component of the FDIC’s Temporary Liquidity Guarantee Program; or any other provision that would require the consent of all Holders of the Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 thereof. This Security is a global security, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Securities represented hereby, this Security may not be transferred except as a whole by The Depositary Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary (“Participants”) and the records of Participants (with respect to interests of persons other than Participants)). Beneficial interests in Securities by persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Security will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth herein, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Securities in definitive form and will not be considered Holders of Securities. If the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, or an event of default has occurred and is continuing, and the Depositary requests the issuance of certificated notes, the Company will issue individual certificates evidencing the Securities represented hereby in definitive form in exchange for this Security in registered form to each person that the Depositary identifies as the beneficial owner of the Securities represented by the Global Notes upon surrender by the Depositary of the Global Notes. In addition, the Company may at any time and in its sole discretion determine not to have any Securities represented by one or more global securities and, in such event, will issue individual certificates evidencing Securities in definitive form in exchange for this Security. In any such instance, an owner of a beneficial interest in a Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. This Security shall be issued in certificated form, will be issued in denominations of $2,000 and any integral multiples of $1,000 thereof and will be issued in registered form only, without coupons. Neither the Company nor the principal paying agent will be liable for any delay by the Depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Securities. The Company and the principal payment agent may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued.

Except as provided herein, beneficial owners of Global Notes will not be entitled to receive physical delivery of Securities in definitive form and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Securities.

Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the Global Notes through the Depositary, either directly if they are Participants of such system or indirectly through organizations that are Participants in such system.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Securities represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Securities represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither the Company, the Trustee, the principal paying agent nor any Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Securities.

The Bank of New York Mellon will act as the Company’s principal paying agent with respect to the Securities through its offices presently located at 101 Barclay Street—8W, New York, New York 10286. The Company may at any time rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any paying agent acts. Payments of interest and principal may be made by wire-transfer in immediately available funds for Securities held in book-entry form or, at the Company’s option in the event the Securities are not represented by Global Notes, by check mailed to the address of the person entitled to the payment as it appears in the Security register. Payment of principal will be made upon the surrender of the relevant Securities at the offices of the principal paying agent.

Notices to the Holders of registered Securities will be mailed to them at their respective addresses in the register of the Securities and will be deemed to have been given on the fourth weekday (being a day other than Saturday or Sunday) after the date of mailing.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Trustee is hereby designated and the Holder of this Security, by its acceptance hereof, shall be deemed to have appointed the Trustee, as the duly authorized representative of the Holder for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Representative”). The Holder hereby authorizes and directs the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of such Holder pursuant to the Debt Guarantee Program (as defined below), to make an assignment of such Holder’s right, title and interest in this Security to the FDIC and to effect the transfer to the FDIC of the Holder’s claim in any insolvency proceeding, including but not limited to, by executing an assignment in the form attached to the Third Supplemental Indenture. Any Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative.

The Company, the Guarantor and the Trustee acknowledge that the Company has not opted out of the debt guarantee program (the “Debt Guarantee Program”) established by the Federal Deposit Insurance Corporation (“FDIC”) under its Temporary Liquidity Guarantee Program. As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.

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[Signatures appear on the following page]

IN WITNESS WHEREOF, PNC Funding Corp has caused this Security to be signed in its name by its Chairman of the Board, President or any Executive or Senior Vice President, and by its Secretary or an Assistant Secretary, or by facsimiles of any of their signatures, and its corporate seal, or a facsimile thereof, to be hereto affixed.

Dated:

PNC FUNDING CORP

By
Name:	Randall C. King
Title:	Senior Vice President

Attest:

Name:	George P. Long, III
Title:	Secretary

[SEAL]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
as Trustee

By
Authorized officer

GUARANTEE OF

THE PNC FINANCIAL SERVICES GROUP, INC.

FOR VALUE RECEIVED, THE PNC FINANCIAL SERVICES GROUP, INC. (formerly known as PNC Financial Corp and PNC Bank Corp.), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Guarantor”), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal and interest on said Security, when and as the same shall become due and payable, whether by declaration thereof or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of default by PNC Funding Corp (herein called the “Company”) in the payment of any such principal or interest, the Guarantor agrees duly and punctually to pay the same.

The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity, or unenforceability of said Security or the Indenture, any failure to enforce the provisions of said Security or the Indenture, or any waiver, modification, or indulgence granted to the Company with respect thereto, by the Holder of said Security or the Trustee under the Indenture or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or the indebtedness evidenced thereby, and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of and premium, if any, and interest on said Security.

The obligations of the Guarantor evidenced by this Guarantee, to the extent and in the manner set forth in the Indenture, shall rank pari passu in right of payment with each other and with the Guarantor’s unsecured obligations to Holders of Senior Guarantor Indebtedness (as defined in the Indenture) and are senior in right of payment to the Existing Guarantor Subordinated Indebtedness (as defined in the Indenture), and each Holder of a Security upon which this Guarantee is endorsed, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture.

The Guarantor shall be subrogated to all rights of the Holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and premium, if any, and interest then due on all Securities issued under the Indenture shall have been paid in full.

The Security upon which this Guarantee is endorsed is guaranteed by the FDIC pursuant to the FDIC’s Debt Guarantee Program as set forth in 12 C.F.R. Part 370 to the extent payments of principal and interest on this Security are not made by the Company or the Guarantor. The FDIC shall be subrogated to all of the rights of the Holders and the

Representative under said Security and the Indenture against the Company and the Guarantor in respect of any amounts paid to the Holders, or for the benefit of the Holders, by the FDIC pursuant to the Debt Guarantee Program as set forth in 12 C.F.R. Part 370.

This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Security on which this Guarantee is endorsed shall have been signed by the Trustee under the Indenture referred to in said Security.

All terms used in this Guarantee which are defined in the Indenture, dated as of December 1, 1991, among the Company, the Guarantor and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to JPMorgan Chase Bank, which was formerly known as The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) as amended by a Supplemental Indenture dated as of February 15, 1993 by and among the Company, the Guarantor and the Trustee, as further amended by a Second Supplemental Indenture dated as of February 15, 2000 by and among the Company, the Guarantor and the Trustee, as further amended by a Third Supplemental Indenture dated as of December 19, 2008 by and among the Company, the Guarantor and the Trustee (as so amended, the “Indenture”) shall have the meaning ascribed to such terms in the Indenture.

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[signatures appear on following page]

IN WITNESS WHEREOF, THE PNC FINANCIAL SERVICES GROUP, INC. has caused this Guarantee to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated:

THE PNC FINANCIAL SERVICES GROUP, INC.

By
Name:	Randall C. King
Title:	Senior Vice President

Attest:

Name:	George P. Long, III
Title:	Corporate Secretary

[SEAL]

ASSIGNMENT

This Assignment is made pursuant to the terms of Section 406 of the Third Supplemental Indenture, dated as of December 19, 2008, as amended from time to time, between The Bank of New York Mellon, as Trustee (the “Representative”), acting on behalf of the holders of the Notes issued under the Indenture who have not opted out of representation by the Representative (the “Holders”) (with those Holders of Securities who have opted out of representation by the Representative being the “Unrepresented Holders”), PNC Funding Corp. (the “Issuer”) and The PNC Financial Services Group, Inc. with respect to the debt obligations of the Issuer that are guaranteed under the Debt Guarantee Program. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

For value received, [the Representative, on behalf of the Holders] [OR] [the Unrepresented Holders] (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the 1.875% Senior Notes due 2011 (the “Notes”); (b) the Indenture, dated as of December 1, 1991, as amended and supplemented by a First Supplemental Indenture, dated as of February 15, 1993, as amended and supplemented by a Second Supplemental Indenture, dated February 15, 2000, as amended and supplemented by a Third Supplemental Indenture, dated as of December 19, 2008 (collectively, the “Indenture”); and (c) any other instrument or agreement executed by the Issuer regarding obligations of the Issuer under the Notes or the Indenture (collectively, the “Assignment”).

The Assignor hereby certifies that:

1. Without the FDIC’s prior written consent, the Assignor has not:

(a) agreed to any material amendment of the Notes or the Indenture or to any material deviation from the provisions thereof; or

(b) accelerated the maturity of the Notes.

[Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Note and related documentation, such Assignor must include the following representation.]

2. The Assignor has not assigned or otherwise transferred any interest in the Notes or the Indenture;

[Instructions to the Assignor: If the Assignor has assigned a partial interest in the Notes and related documentation, the Assignor must include the following representation.]

2. The Assignor has assigned part of its rights, title and interest in the Notes                                          to pursuant to the                                          agreement, dated as of                     , 20    , between                     , as assignor, and                     , as assignee, an executed copy of which is attached hereto.

The Assignor acknowledges and agrees that this Assignment is subject to the Indenture and to the following:

1. In the event the Assignor receives any payment under or related to the Notes or the Indenture from a party other than the FDIC (a “Non-FDIC Payment”):

(a) after the date of demand for a guarantee payment on the FDIC pursuant to 12 CFR Part 370, but prior to the date of the FDIC’s first guarantee payment under the Indenture pursuant to 12 CFR Part 370, the Assignor shall promptly but in no event later than five (5) Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and shall apply such payment as payment made by the Issuer, and not as a guarantee payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and

(b) after the FDIC’s first guarantee payment under the Indenture, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.

2. Acceptance by the Assignor of payment pursuant to the Debt Guarantee Program on behalf of the Holders shall constitute a release by such Holders of any liability of the FDIC under the Debt Guarantee Program with respect to such payment.

The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.

******

IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed and delivered this      day of              , 20    .

Very truly yours,

[ASSIGNOR]

By:
(Signature)

Name:
(Print)

Title:
(Print)

Consented to and acknowledged by this      day of             , 20    :

THE FEDERAL DEPOSIT INSURANCE CORPORATION

By:
(Signature)

Name:
(Print)

Title:
(Print)

EXHIBIT B

FORM OF 2.300% SENIOR NOTE DUE 2012

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE INDENTURE, DATED AS OF DECEMBER 1, 1991, RELATING TO THIS SECURITY, HAS BEEN AMENDED BY A SUPPLEMENTAL INDENTURE, DATED AS OF FEBRUARY 15, 1993, A SECOND SUPPLEMENTAL INDENTURE, DATED AS OF FEBRUARY 15, 2000, AND A THIRD SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 19, 2008.

NEITHER THIS SECURITY NOR THE GUARANTEE INCLUDED HEREIN IS A BANK DEPOSIT OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER INSURER OR GOVERNMENTAL AGENCY. THIS SECURITY IS GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE SUBJECT TO CERTAIN RIGHTS OF THE FDIC, AS AND TO THE EXTENT SET FORTH IN THIS SECURITY AND THE THIRD SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 19, 2008.

PNC FUNDING CORP

2.300% SENIOR NOTES DUE 2012

(the “Security”)

REGISTERED	CUSIP: 69351CAC7
No.	ISIN: US69351CAC73
$

PNC FUNDING CORP, a corporation duly organized and existing under the laws of Pennsylvania (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of                      Dollars on June 22, 2012 and to pay interest thereon from and including December 22, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on June 22 and December 22 of each year, commencing June 22, 2009 (each an “Interest Payment Date”) and at maturity, at the rate of 2.300% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium and on any overdue installment of interest. Interest shall accrue from and including December 22, 2008, to, but excluding the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, the next Interest Payment Date or the maturity date, as the case may be. Each of these periods is referred to as an “interest period.” Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, subject to certain exceptions, will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 7 or December 7 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. However, interest payable on the maturity date will be paid to the person to whom the principal will be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner acceptable to the Trustee and not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If an interest payment date or the maturity date for this Security falls on a day that is not a Business Day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding Business Day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the Holder will not be entitled to any further interest or other payments with respect to such postponements.

“Business Day” means any day except a Saturday, a Sunday or a legal holiday in the City of New York or the City of Pittsburgh on which banking institutions are authorized or obligated by law, regulation or executive order to close.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” or “Notes”), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1991, among the Company, PNC Financial Corp (also known as “PNC Bank Corp.” and now known as “The PNC Financial Services Group, Inc.”) (the “Guarantor”) and The Bank of New York Mellon (formerly known as The Bank of New York) as successor in interest to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) as amended by a Supplemental Indenture dated as of February 15, 1993 by and among the Company, the Guarantor and the Trustee, as further amended by a Second Supplemental Indenture dated as of February 15, 2000 by and among the Company, the Guarantor and the Trustee, as further amended by a Third Supplemental Indenture dated as of December 19, 2008 by and among the Company, the Guarantor and the Trustee (the “Third Supplemental Indenture”) (such Indenture as amended being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, initially issued in the aggregate principal amount of $2,000,000,000, which principal amount may be increased from time to time through the issuance of additional Notes as the Company may determine or as provided for in the Indenture.

If the beneficial owner of this Security is not a United States Alien (as defined below), payments of principal and interest in respect of this Security shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or government charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United States (as defined below) or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law.

If the beneficial owner of this Security is a United States Alien and the Company is required by law to make any such withholding or deduction, the Company will pay all additional amounts that may be necessary so that every Net Payment (as defined below) of the principal of or interest on this Security to such beneficial owner will not be less than the amount provided for in this Security to be then due and payable (“Additional Amounts”); provided, however, that the Company shall have no obligation to pay Additional Amounts for or on account of any one or more of the following:

(i) any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between such beneficial owner (or between a fiduciary, settlor, beneficiary or member of such beneficial owner, if such beneficial owner is an estate, trust or partnership) and the United States (other than the mere receipt of a payment on, or the ownership or holding of, a Security), including because such beneficial owner (or such fiduciary, settlor, beneficiary or member) at any time, for U.S. federal income tax purposes: (a) is or was a citizen or resident, or is or was treated as a resident, of the United States, (b) is or was present in the United States, (c) is or was engaged in a trade or business in the United States, (d) has or had a permanent establishment in the United States, (e) is or was a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, (f) is or was a corporation that accumulates earnings to avoid U.S. federal income tax or (g) is or was a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the U.S. Internal Revenue Code or any successor provision;

(ii) any tax, assessment or governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is made available, whichever occurs later;

(iii) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

(iv) any tax, assessment or other governmental charge imposed solely because such beneficial owner or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or any beneficial owner of this Security, if compliance is required by statute, by regulation of the U.S. Treasury Department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from such tax, assessment or other governmental charge;

(v) any tax, assessment or other governmental charge that can be paid other than by deduction or withholding from a payment on this Security;

(vi) any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular Paying Agent (which term may include the Company) and would not be imposed if made by another Paying Agent (which term may include the Company);

(vii) by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting this Security to another Paying Agent in a Member State of the European Union;

(viii) any tax, assessment or other governmental charge imposed solely because the Holder (1) is a bank purchasing this Security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying this Security for investment purposes only nor (B) buying this Security for resale to a third party that either is not a bank or holding the note for investment purposes only; or

(ix) any combination of the taxes, assessments or other governmental charges described in items (i) through (viii) of this paragraph.

Additional Amounts also will not be paid with respect to any payment of principal of or interest on this Security to any United States Alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of any such payment, to the extent that the Company would not be required to pay Additional Amounts to any beneficiary or settlor of such fiduciary or any member of such a partnership, or to any beneficial owner of the payment, if that Person had been treated as the beneficial owner of this Security for this purpose.

Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Whenever in this Security (or in the Indenture, including in Sections 701(a)(1) and 701(a)(2) thereof, insofar as applicable to this Security) there is a reference, in any context, to the payment of the principal of or interest on this Security, such mention shall be deemed to include mention of any payment of Additional Amounts to United States Aliens in respect of such payment of principal or interest to the extent that, in such context, such Additional Amounts are, were or would be payable in respect thereof. Express mention of the payment of Additional Amounts in this Security shall not be construed as excluding Additional Amounts in the provisions of this Security where such express mention is not made.

This Security may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Security to be redeemed, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws or regulations of any U.S. Taxing Authority (as defined below), or any amendment to or change in any official interpretation or application of such laws or regulations, which amendment or change becomes effective or is announced on or after December 22, 2008, the Company will become obligated to pay, on the next interest payment date, Additional Amounts in respect of this Security. If the Company becomes entitled to redeem this Security, it may do so on any day thereafter pursuant to the Indenture; provided, however, that (1) the Company gives the Holder of this Security notice of such redemption not more than 60 days nor less than 30 days prior to the date fixed for redemption as provided in the Original Indenture, (2) no such notice of redemption may be given earlier than 90 days prior to the next interest payment date on which the Company would be obligated to pay such Additional Amounts and (3) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Immediately prior to the giving of any notice of redemption of this Security pursuant to this paragraph, the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company to so redeem this Security have occurred. Interest installments due on or prior to a Redemption Date will be payable to the Holder of this Security or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.

The term “United States Alien” means any Person who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, or a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from this Security. The term “United

States” means the United States of America (including the states thereof and the District of Columbia), together with the territories, possessions and all other areas subject to the jurisdiction of the United States of America. The term “U.S. Taxing Authority” means the United States of America or any state, other jurisdiction or taxing authority in the United States. The term “Net Amount” means the amount the Company or its Paying Agent pays on this Security after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed with respect to such payment by any U.S. Taxing Authority.

There shall not be deemed to be an Event of Default under this Security which would permit or result in the acceleration of amounts due under this Security, if such an Event of Default is due solely to the failure of the Company to make timely payment on this Security provided that the FDIC is making timely guarantee payments with respect to this Security in accordance with the Debt Guarantee Program (as defined below). Subject to the foregoing, under no circumstances shall an Event of Default specified in Sections 7.01(a)(3) or 7.01(a)(4) of the Indenture result in any acceleration of the amounts due under this Security.

If an Event of Default concerning: (1) default (a) by the Company in the payment of interest, if any, upon any Security of this series when it becomes due and payable and continuance of such default for a period of 30 days and (b) by the FDIC in the payment of interest, if any, upon any Security of this series in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370); or (2) default (a) by the Company in the payment of the principal of (or premium, if any, on) any Security of this series at its Maturity and (b) by the FDIC in the payment of the principal of (or premium, if any, on) any Security of this series in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370) shall occur and is continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

Unless the certificate of authentication hereon has been executed by the Trustee hereinafter referred to, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The indebtedness of the Company evidenced by this Security, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, senior in right of payment to its obligations to Holders of Subordinated Debt Securities and Existing Company Subordinated Indebtedness (each as defined in the Indenture) and shall rank pari passu in right of payment with each other and with Senior Company Indebtedness (as defined in the Indenture), as provided in the Indenture, and each Holder of this Security, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the

Guarantor and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Securities of all series (voting as one class) to be affected by such amendment or modification; provided, however, that the express written consent of the FDIC will be required to amend, modify or waive any provision of this Security or the provisions of the Indenture relating to principal, interest, default or ranking provisions of such Securities; any provisions of this Security or the Indenture required to be included by a “Master Agreement” between the Company and the FDIC relating to the Company’s participation in the “Debt Guarantee Program” component of the FDIC’s Temporary Liquidity Guarantee Program; or any other provision that would require the consent of all Holders of the Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 thereof. This Security is a global security, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Securities represented hereby, this Security may not be transferred except as a whole by The Depositary Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary (“Participants”) and the records of Participants (with respect to interests of persons other than Participants)). Beneficial interests in Securities by persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Security will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth herein, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Securities in definitive form and will not be considered Holders of Securities. If the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, or an event of default has occurred and is continuing, and the Depositary requests the issuance of certificated notes, the Company will issue individual certificates evidencing the Securities represented hereby in definitive form in exchange for this Security in registered form to each person that the Depositary identifies as the beneficial owner of the Securities represented by the Global Notes upon surrender by the Depositary of the Global Notes. In addition, the Company may at any time and in its sole discretion determine not to have any Securities represented by one or more global securities and, in such event, will issue individual certificates evidencing Securities in definitive form in exchange for this Security. In any such instance, an owner of a beneficial interest in a Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. This Security shall be issued in certificated form, will be issued in denominations of $2,000 and any integral multiples of $1,000 thereof and will be issued in registered form only, without coupons. Neither the Company nor the principal paying agent will be liable for any delay by the Depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Securities. The Company and the principal payment agent may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued.

Except as provided herein, beneficial owners of Global Notes will not be entitled to receive physical delivery of Securities in definitive form and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Securities.

Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the Global Notes through the Depositary, either directly if they are Participants of such system or indirectly through organizations that are Participants in such system.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Securities represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Securities represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither the Company, the Trustee, the principal paying agent nor any Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Securities.

The Bank of New York Mellon will act as the Company’s principal paying agent with respect to the Securities through its offices presently located at 101 Barclay Street—8W, New York, New York 10286. The Company may at any time rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any paying agent acts. Payments of interest and principal may be made by wire-transfer in immediately available funds for Securities held in book-entry form or, at the Company’s option in the event the Securities are not represented by Global Notes, by check mailed to the address of the person entitled to the payment as it appears in the Security register. Payment of principal will be made upon the surrender of the relevant Securities at the offices of the principal paying agent.

Notices to the Holders of registered Securities will be mailed to them at their respective addresses in the register of the Securities and will be deemed to have been given on the fourth weekday (being a day other than Saturday or Sunday) after the date of mailing.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Trustee is hereby designated and the Holder of this Security, by its acceptance hereof, shall be deemed to have appointed the Trustee, as the duly authorized representative of the Holder for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Representative”). The Holder hereby authorizes and directs the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of such Holder pursuant to the Debt Guarantee Program (as defined below), to make an assignment of such Holder’s right, title and interest in this Security to the FDIC and to effect the transfer to the FDIC of the Holder’s claim in any insolvency proceeding, including but not limited to, by executing an assignment in the form attached to the Third Supplemental Indenture. Any Holder may elect not to be represented by the Representative by providing written notice of such election to the Representative.

The Company, the Guarantor and the Trustee acknowledge that the Company has not opted out of the debt guarantee program (the “Debt Guarantee Program”) established by the Federal Deposit Insurance Corporation (“FDIC”) under its Temporary Liquidity Guarantee Program. As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.

— end of page —

[Signatures appear on the following page]

IN WITNESS WHEREOF, PNC Funding Corp has caused this Security to be signed in its name by its Chairman of the Board, President or any Executive or Senior Vice President, and by its Secretary or an Assistant Secretary, or by facsimiles of any of their signatures, and its corporate seal, or a facsimile thereof, to be hereto affixed.

Dated:

PNC FUNDING CORP

By
Name:	Randall C. King
Title:	Senior Vice President

Attest:

Name:	George P. Long, III
Title:	Secretary

[SEAL]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
as Trustee

By
Authorized officer

GUARANTEE OF

THE PNC FINANCIAL SERVICES GROUP, INC.

FOR VALUE RECEIVED, THE PNC FINANCIAL SERVICES GROUP, INC. (formerly known as PNC Financial Corp and PNC Bank Corp.), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Guarantor”), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal and interest on said Security, when and as the same shall become due and payable, whether by declaration thereof or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of default by PNC Funding Corp (herein called the “Company”) in the payment of any such principal or interest, the Guarantor agrees duly and punctually to pay the same.

The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity, or unenforceability of said Security or the Indenture, any failure to enforce the provisions of said Security or the Indenture, or any waiver, modification, or indulgence granted to the Company with respect thereto, by the Holder of said Security or the Trustee under the Indenture or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or the indebtedness evidenced thereby, and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of and premium, if any, and interest on said Security.

The obligations of the Guarantor evidenced by this Guarantee, to the extent and in the manner set forth in the Indenture, shall rank pari passu in right of payment with each other and with the Guarantor’s unsecured obligations to Holders of Senior Guarantor Indebtedness (as defined in the Indenture) and are senior in right of payment to the Existing Guarantor Subordinated Indebtedness (as defined in the Indenture), and each Holder of a Security upon which this Guarantee is endorsed, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture.

The Guarantor shall be subrogated to all rights of the Holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and premium, if any, and interest then due on all Securities issued under the Indenture shall have been paid in full.

The Security upon which this Guarantee is endorsed is guaranteed by the FDIC pursuant to the FDIC’s Debt Guarantee Program as set forth in 12 C.F.R. Part 370 to the extent payments of principal and interest on this Security are not made by the Company or the Guarantor. The FDIC shall be subrogated to all of the rights of the Holders and the

Representative under said Security and the Indenture against the Company and the Guarantor in respect of any amounts paid to the Holders, or for the benefit of the Holders, by the FDIC pursuant to the Debt Guarantee Program as set forth in 12 C.F.R. Part 370.

This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Security on which this Guarantee is endorsed shall have been signed by the Trustee under the Indenture referred to in said Security.

All terms used in this Guarantee which are defined in the Indenture, dated as of December 1, 1991, among the Company, the Guarantor and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to JPMorgan Chase Bank, which was formerly known as The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) as amended by a Supplemental Indenture dated as of February 15, 1993 by and among the Company, the Guarantor and the Trustee, as further amended by a Second Supplemental Indenture dated as of February 15, 2000 by and among the Company, the Guarantor and the Trustee, as further amended by a Third Supplemental Indenture dated as of December 19, 2008 by and among the Company, the Guarantor and the Trustee (as so amended, the “Indenture”) shall have the meaning ascribed to such terms in the Indenture.

— end of page —

[signatures appear on following page]

IN WITNESS WHEREOF, THE PNC FINANCIAL SERVICES GROUP, INC. has caused this Guarantee to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated:

THE PNC FINANCIAL SERVICES GROUP, INC.

By
Name:	Randall C. King
Title:	Senior Vice President

Attest:

Name:	George P. Long, III
Title:	Corporate Secretary

[SEAL]

ASSIGNMENT

This Assignment is made pursuant to the terms of Section 406 of the Third Supplemental Indenture, dated as of December 19, 2008, as amended from time to time, between The Bank of New York Mellon, as Trustee (the “Representative”), acting on behalf of the holders of the Notes issued under the Indenture who have not opted out of representation by the Representative (the “Holders”) (with those Holders of Securities who have opted out of representation by the Representative being the “Unrepresented Holders”), PNC Funding Corp. (the “Issuer”) and The PNC Financial Services Group, Inc. with respect to the debt obligations of the Issuer that are guaranteed under the Debt Guarantee Program. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

For value received, [the Representative, on behalf of the Holders] [OR] [the Unrepresented Holders] (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the 2.300% Senior Notes due 2012 (the “Notes”); (b) the Indenture, dated as of December 1, 1991, as amended and supplemented by a First Supplemental Indenture, dated as of February 15, 1993, as amended and supplemented by a Second Supplemental Indenture, dated February 15, 2000, as amended and supplemented by a Third Supplemental Indenture, dated as of December 19, 2008 (collectively, the “Indenture”); and (c) any other instrument or agreement executed by the Issuer regarding obligations of the Issuer under the Notes or the Indenture (collectively, the “Assignment”).

The Assignor hereby certifies that:

1. Without the FDIC’s prior written consent, the Assignor has not:

(a) agreed to any material amendment of the Notes or the Indenture or to any material deviation from the provisions thereof; or

(b) accelerated the maturity of the Notes.

[Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Note and related documentation, such Assignor must include the following representation.]

2. The Assignor has not assigned or otherwise transferred any interest in the Notes or the Indenture;

[Instructions to the Assignor: If the Assignor has assigned a partial interest in the Notes and related documentation, the Assignor must include the following representation.]

2. The Assignor has assigned part of its rights, title and interest in the Notes to                      pursuant to the                      agreement, dated as of                 , 20    , between             , as assignor, and                     , as assignee, an executed copy of which is attached hereto.

The Assignor acknowledges and agrees that this Assignment is subject to the Indenture and to the following:

1. In the event the Assignor receives any payment under or related to the Notes or the Indenture from a party other than the FDIC (a “Non-FDIC Payment”):

(a) after the date of demand for a guarantee payment on the FDIC pursuant to 12 CFR Part 370, but prior to the date of the FDIC’s first guarantee payment under the Indenture pursuant to 12 CFR Part 370, the Assignor shall promptly but in no event later than five (5) Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and shall apply such payment as payment made by the Issuer, and not as a guarantee payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and

(b) after the FDIC’s first guarantee payment under the Indenture, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.

2. Acceptance by the Assignor of payment pursuant to the Debt Guarantee Program on behalf of the Holders shall constitute a release by such Holders of any liability of the FDIC under the Debt Guarantee Program with respect to such payment.

The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.

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IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed and delivered this      day of             , 20     .

Very truly yours,

[ASSIGNOR]

By:
(Signature)

Name:
(Print)

Title:
(Print)

Consented to and acknowledged by this      day of             , 20    :

THE FEDERAL DEPOSIT INSURANCE CORPORATION

By:
(Signature)

Name:
(Print)

Title:
(Print)